As filed with the Securities and Exchange Commission on December 2, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________
Vector Group Ltd.
(Exact name of registrant as specified in its charter)
__________________

Delaware (State or other jurisdiction of incorporation or organization)	65-0949535 (I.R.S. employer identification number)
100 S.E. Second Street Miami, Florida 33131 (305) 579-8000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
__________________
J. Bryant Kirkland III
Vice President, Chief Financial Officer and Treasurer
Vector Group Ltd.
100 S.E. Second Street
Miami, Florida 33131
(305) 579-8000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

__________________
Copy to:
Douglas A. Tanner Milbank, Tweed, Hadley & McCloy LLP 1 Chase Manhattan Plaza New York, NY 10005 (212) 530-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.10 per share	9,511,974	$17.69	$168,266,820	$19,283.38

(1)	This registration statement relates to the resale by the selling shareholders named herein of the shares of the common stock listed above.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee under Rule 457(c) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the number of shares of common stock listed above and $17.69, the average of the high and low sales prices per share of Vector Group Ltd. common stock as reported on the New York Stock Exchange on November 28, 2011.

PROSPECTUS

Vector Group Ltd.
Common Stock
------------------

This prospectus relates to 9,511,974 shares of common stock of Vector Group Ltd. that may be offered for sale from time to time by some of our current shareholders.

The selling shareholders will receive all of the proceeds from the sale of shares under this prospectus; we will not receive any proceeds from those sales.

After registration, the selling shareholders may sell the shares of common stock at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The shares of common stock may be sold at the market price at the time of such sale, at prices relating to the market price over a period of time or at prices negotiated with the buyers of the shares.

Our common stock is listed on the New York Stock Exchange under the symbol “VGR.” On November 28, 2011, the closing price of our common stock on the New York Stock Exchange was $17.69 per share.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 2, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, the selling shareholders may from time to time sell the shares of Vector Group Ltd. common stock described in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling shareholders have not, authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement is correct as of any time subsequent to the date of such information.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of Vector Group Ltd. common stock by the selling shareholders. This prospectus constitutes part of the registration statement. The registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, contains additional relevant information about us and the securities not included in this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. In addition, Vector Group Ltd. files annual, quarterly and current reports, proxy statements and other information with the SEC.

You may read and copy this information and the registration statement at the SEC's Public Reference Room, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 800-SEC-0330.

The SEC also maintains a website that contains reports, proxy statements and other information about issuers of securities, like us, who file such material electronically with the SEC. The address of that website is http://www.sec.gov. You also can inspect such reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our common stock is listed on the New York Stock Exchange.

INCORPORATED DOCUMENTS

The SEC allows us to “incorporate by reference” into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated is considered part of this prospectus, except for any information that is superseded by information that is included in this document or in a later filed document.

This prospectus incorporates by reference the documents listed below that Vector Group Ltd. previously filed with the SEC. They contain important information about us.

Filing	Period

Annual Report on Form 10-K, as amended	Year ended December 31, 2010

Quarterly Reports on Form 10-Q	Periods ended March 31, 2011, June 30, 2011 and September 30, 2011

Current Reports on Form 8-K	Filed on January 20, 2011, May 12, 2011, May 27, 2011, November 30, 2011 and December 2, 2011

The description of Vector Group Ltd. common stock set forth in our prospectus dated June 3, 2005 filed on Form 424B3	Filed on June 3, 2005

We also incorporate by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of this offering. Any report, document or portion thereof that is furnished to, but not filed with, the SEC is not incorporated by reference.

You can obtain any of the documents incorporated by reference in this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in the document. You can obtain documents incorporated by reference by requesting them from us, either orally or in writing. Requests for such documents should be directed to:

Vector Group Ltd.
Attention: Investor Relations
100 S.E. Second Street
32nd Floor
Miami, Florida 33131
(305) 579-8000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In addition to historical information, this prospectus contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include information relating to our intent, belief or current expectations, primarily with respect to, but not limited to:

•	economic outlook,

•	capital expenditures,

•	cost reduction,

•	new legislation,

•	cash flows,

•	operating performance,

•	litigation,

•	impairment charges and cost savings associated with restructurings of our tobacco operations, and

•	related industry developments (including trends affecting our business, financial condition and results of operations).

We identify forward-looking statements in this prospectus by using words or phrases such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may be”, “objective”, “plan”, “seek”, “predict”, “project”, “will be” and similar words or phrases or their negatives.

The forward-looking statements involve important risks and uncertainties that could cause our actual results, performance or achievements to differ materially from our anticipated results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, without limitation, the following:

•	general economic and market conditions and any changes therein, due to acts of war and terrorism or otherwise,

•	impact of current crises in capital and credit markets, including any continued worsening,

•	governmental regulations and policies,

•	effects of industry competition,

•	impact of business combinations, including acquisitions and divestitures, both internally for us and externally in the tobacco industry,

•	impact of restructurings on our tobacco business and our ability to achieve any increases in profitability estimated to occur as a result of these restructurings,

•
impact of new legislation on our competitors’ payment obligations, results of operations and product costs, i.e., the impact of recent federal legislation eliminating the federal tobacco quota system and providing for regulation of tobacco products by the FDA,

•	impact of substantial increases in federal, state and local excise taxes,

•	uncertainty related to product liability litigation including the Engle progeny cases pending in Florida; and

•	potential additional payment obligations for us under the Master Settlement Agreement and other settlement agreements with the states.

VECTOR GROUP LTD.

In this prospectus, references to Vector Group Ltd., “we” and “us” refer to Vector Group Ltd. and, where applicable, its subsidiaries on a consolidated basis.

We are a holding company and are engaged principally in:

•	the manufacture and sale of cigarettes in the United States through our Liggett Group LLC and Vector Tobacco Inc. subsidiaries, and

•
the real estate business through our New Valley LLC subsidiary, which is seeking to acquire additional operating companies and real estate properties. New Valley owns 50% of Douglas Elliman Realty, LLC, which operates the largest residential brokerage company in the New York metropolitan area.

Our principal executive offices are located at 100 S.E. Second Street, Miami, Florida 33131 and our telephone number is (305) 579-8000.

USE OF PROCEEDS

All shares of common stock sold pursuant to this prospectus will be sold by the selling shareholders and Vector Group Ltd. will not receive any of the proceeds from such sales.

SELLING SHAREHOLDERS; PLAN OF DISTRIBUTION

Selling Shareholders

The following table sets forth certain information about the beneficial ownership of each selling shareholder. The tabular information below assumes that all of the shares listed below will be offered and sold by the selling shareholders to unaffiliated third parties. However, because the selling shareholders may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that each selling shareholder may hold after completion of the offering cannot be determined at this time. Information concerning the selling shareholders may change from time to time and, to the extent required, will be set forth in supplements or amendments to this prospectus or in information incorporated by reference into this prospectus.

Name of Selling Shareholder	Shares of Common Stock Beneficially Owned Before Offering			Number of Shares Being Offered	Shares Beneficially Owned After Offering
	Number	Percent			Number	Percent
Dr. Phillip Frost	15,429,451	18.5%	(1)	5,648,122	9,781,329	11.7%	(1)
Carl C. Icahn	3,863,852	4.9%	(2)	3,863,852	0	—

(1)    Calculated based on Rule 13d-3(d)(i) of the Exchange Act using the (i) 79,442,674 shares of common stock outstanding as reported in our Quarterly Report on Form 10-Q filed with the SEC on November 3, 2011 and (ii) 3,848,491 shares of common stock to be issued upon the conversion of our 6.75% Variable Interest Senior Convertible Notes due 2014 held by Frost Nevada Investments Trust.

(2)    Calculated based on Rule 13d-3(d)(i) of the Exchange Act using the 79,442,674 shares of common stock outstanding as reported in our Quarterly Report on Form 10-Q filed with the SEC on November 3, 2011.

Dr. Phillip Frost. The shares shown in the table above as owned by Dr. Frost represent shares held by Frost Gamma Investments Trust, a trust organized under Florida law, and Frost Nevada Investments Trust, a trust organized under Nevada law. Dr. Frost is the sole trustee of Frost Gamma Investments Trust and Frost Nevada Investments Trust. As the sole trustee, Dr. Frost may be deemed the beneficial owner of all shares owned by the trusts, by virtue of his power to vote or direct the vote of such shares or to dispose or direct the disposition of such shares owned by the trusts. The shares shown in the table above as owned by Dr. Frost also include 11,025 shares owned by Mrs. Patricia Frost, Dr. Frost’s spouse, as to which shares Dr. Frost disclaims beneficial ownership.

Carl C. Icahn. The shares shown in the table above as owned by Mr. Icahn represent shares owned by High River Limited Partnership, Hopper Investments, LLC and Barberry Corp. Barberry Corp. (“Barberry”) is the sole member of Hopper Investments LLC (“Hopper”), which is the general partner of High River Limited Partnership (“High River”). Barberry is 100% owned by Mr. Icahn. High River may be deemed to have sole voting power and sole dispositive power with regard to 3,963,852 shares. Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationship to High River, may be deemed to have shared voting power and shared dispositive power with regard to such shares. Mr. Icahn, by virtue of his relationship to these entities, may be deemed to beneficially own the shares held by these entities.

Plan of Distribution

As used below, “selling shareholders” includes the individuals listed in the table above and donees, pledgees, transferees or other successors in interest selling shares received from a selling shareholder (including the named selling shareholders) after the date of this prospectus. Selling shareholders from time to time may sell the shares being offered hereby on the New York Stock Exchange, in the over-the-counter market, in privately negotiated transactions or otherwise. The shares may be sold by the selling shareholders by one or more of the following methods, without limitation:

•	block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of such exchange;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	privately negotiated transactions;

•	short sales;

•	through the writing of options on the shares;

•	in one or more underwritten offerings on a firm commitment or best efforts basis; and

•	a combination of any such methods of sale.

The shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders or the purchasers of shares for whom such broker-dealers act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share, and to the extent such broker-dealer is unable to do so, acting as agent for a selling shareholder, such broker-dealer may purchase, as principal, any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions on the New York Stock Exchange at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom such securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders. The number of a selling shareholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for such selling shareholder’s shares will otherwise remain unchanged. In addition, a selling shareholder may, from time to time, sell short Vector Group Ltd. common stock, and in such instances, this prospectus may be delivered in connection with such short sales and the shares offered under this prospectus may be used to cover such short sales.

A selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of Vector Group Ltd. common stock in the course of hedging the positions they assume with such selling shareholder, including, without limitation, in connection with distributions of the common stock by such broker-dealers. A selling shareholder may enter into option or other transactions with broker-dealers. A selling shareholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer such shares. A selling shareholder may also loan or pledge the shares offered hereby to a broker-dealer, and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares offered hereby.

Any selling shareholders who are directors or officers of Vector Group Ltd. are subject to restrictions on the sale or transfer of the shares beneficially owned by them pursuant to the short-swing profit rule set forth in Section 16(b) of the Exchange Act.

The selling shareholders and any broker-dealers or agents that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Costs, expenses and fees to be incurred by the selling shareholders in connection with the sale of the shares offered hereby, including all brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders. We will pay the fees and expenses relating to the registration with the SEC of the sale of the shares by the selling shareholders.

LEGAL MATTERS

The validity of the shares of common stock described in this prospectus will be passed upon for us by Marc N. Bell, General Counsel of Vector Group Ltd.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Vector Group Ltd. and its subsidiaries incorporated in this prospectus by reference to the Vector Group Ltd. Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Liggett Group LLC and its subsidiaries incorporated in this prospectus by reference to the Vector Group Ltd. Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Vector Tobacco Inc. and its subsidiaries incorporated in this prospectus by reference to the Vector Group Ltd. Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Douglas Elliman Realty LLC and its subsidiaries as of December 31, 2010 and for each of the two years in the period ended December 31, 2010, incorporated in this prospectus by reference to the Vector Group Ltd. Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The aggregate estimated expenses to be paid by us in connection with this offering are as follows:

Securities and Exchange Commission registration fee	$19,283
Accounting fees and expenses	25,000
Legal fees and expenses	25,000
Miscellaneous	—
Total	$69,283

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to officers and directors in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI of our By-Laws provides for indemnification of our directors and officers to the maximum extent permitted by law.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director (i) breaches his duty of loyalty, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock repurchase in violation of the Delaware General Corporation Law or (iv) obtains an improper personal benefit. Article Eighth of our Amended and Restated Certificate of Incorporation includes a provision which eliminates directors’ personal liability to the full extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended.

Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit
Number	Exhibit Title

3.1
Amended and Restated Certificate of Incorporation of Vector Group Ltd. (formerly known as Brooke Group Ltd.) (“Vector”) (incorporated by reference to Exhibit 3.1 in Vector's Form 10-Q for the quarter ended September 30, 1999).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Vector (incorporated by reference to Exhibit 3.1 in Vector's Form 8-K dated May 24, 2000).

3.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Vector Group Ltd. (incorporated by reference to Exhibit 3.1 in Vector's Form 10-Q for the quarter ended June 30, 2007).

3.4	Amended and Restated By-Laws of Vector Group Ltd. (incorporated by reference to Exhibit 3.4 in Vector's Form 8-K dated October 19, 2007).

5.1	Opinion of Marc N. Bell, General Counsel.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered certified public accounting firm.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.4	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.5	Consent of Marc N. Bell, General Counsel (included in Exhibit 5.1).

24	Power of Attorney (included on signature page).

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post‑effective amendment to this Registration Statement:

(a)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(c)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that:

(i)     paragraphs (a) and (b) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by such clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and

(ii)    paragraphs (a), (b) and (c) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(iii)    Provided further, however, that paragraphs (a) and (b) do not apply if the registration statement is for an offering of asset backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for purposes of determining any liability under the Securities Act:

(a)    each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)     each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(2)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida, on the 2nd day of December, 2011.

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland
J. Bryant Kirkland
Vice President, Chief Financial Officer
and Treasurer

Each person whose signature appears below hereby authorizes Richard J. Lampen, Marc N. Bell and J. Bryant Kirkland III and each of them individually (the “Agent”), with full power of substitution and resubstitution, to file one or more amendments (including post‑effective amendments) to the Registration Statement which amendments may make such changes in the Registration Statement as such Agent deems appropriate and each such person hereby appoints each such Agent as attorney‑in‑fact to execute in the name and on behalf of each such person, individually and in each capacity stated below, any such amendments to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 2, 2011.

/s/ Howard M. Lorber	President and Chief Executive Officer
Howard M. Lorber	and Director
(Principal Executive Officer)

/s/ J. Bryant Kirkland III	Vice President, Chief Financial Officer
J. Bryant Kirkland III	and Treasurer (Principal
Financial Officer and Principal
Accounting Officer)

/s/ Stanley S. Arkin	Director
Stanley S. Arkin

/s/ Henry C. Beinstein	Director
Henry C. Beinstein

/s/ Ronald J. Bernstein	Director
Ronald J. Bernstein

/s/ Bennett S. LeBow	Director
Bennett S. LeBow

/s/ Jeffrey S. Podell	Director
Jeffrey S. Podell

/s/ Jean E. Sharpe	Director
Jean E. Sharpe